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                                                                    Exhibit 23.1


              Consent of Independent Certified Public Accountants


     As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 20, 2001 (except with respect to the matters discussed in Note 16, as to which the date is March 16, 2001) included in SBA Communications Corporation's Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.



/s/ Arthur Andersen LLP


West Palm Beach, Florida,

September 10, 2001.